Exhibit 5

    CHICAGO                        FIRSTAR CENTER                 SACRAMENTO
    DENVER                   777 EAST WISCONSIN AVENUE             SAN DIEGO
    JACKSONVILLE          MILWAUKEE, WISCONSIN 53202-5367      SAN FRANCISCO
    LOS ANGELES               TELEPHONE (414) 271-2400           TALLAHASSEE
    MADISON                   FACSIMILE (414) 297-4900                 TAMPA
    MILWAUKEE                                                WASHINGTON, D.C.
    ORLANDO                                                  WEST PALM BEACH

                                 August 26, 1998


   FCB Financial Corp.
   420 South Koeller Street
   Oshkosh, Wisconsin 54902

   Ladies and Gentlemen:

             We have acted as counsel for FCB Financial Corp., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 250,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the FCB Financial Corp. 1998 Incentive Stock Plan (the "Plan").

             In connection with our representation, we have examined: (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the Plan; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock, when issued by the Company in the manner and for the consideration as contemplated in the Plan, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section and its predecessors have been judicially interpreted.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Very truly yours,


                                 FOLEY & LARDNER